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                                                                    EXHIBIT 99.1
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FOR IMMEDIATE RELEASE                                CONTACT: GREG STRZYNSKI
February 28, 2005                                    Phone:  989-725-8354


            SPORTS RESORTS INTERNATIONAL, INC. ANNOUNCES RESIGNATION
                    OF CRAIG B. PARR FROM BOARD OF DIRECTORS

OWOSSO, Mich. - Sports Resorts International, Inc. (the "Company")(Nasdaq: SPRI) today announced that Craig B. Parr has resigned as Chairman of the Company's Board of Directors and Chief Executive Officer of the Company to pursue other interests. Eric Hipple, who has served as a Director of the Company since 2000, will assume both positions vacated by Mr. Parr effective immediately.

The Company, through its subsidiaries, manufactures and sells bedliners and other truck accessories to original equipment manufacturers and in the aftermarket, and owns and operates a multi-purpose motor sports facility located near Brainerd, Minnesota.

Certain statements included in this press release are "forward-looking" statements, such as those relating to anticipated events or activities. The Company's performance and financial results could differ materially from those reflected in the forward-looking statements due to financial, economic, regulatory and political factors as described in the Company's filings with the Securities and Exchange Commission. Therefore, current or prospective investors are cautioned not to place undue reliance on any such forward-looking statements. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events.

For further information contact Investor Relations or Gregory T. Strzynski, Chief Financial Officer, at (989) 725-8354.

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